UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2022

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 309-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HIL	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2022, Arnaud Ajdler notified the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) of his intention to resign as a director of the Company, effective September 25, 2022. Mr. Ajdler also resigned his positions on the Board’s Compensation Committee and Governance and Nominating Committee. Mr. Ajdler’s resignation was not the result of any dispute or disagreement between him and the Company, Board or any committee of the Board on any matter. A copy of Mr. Ajdler’s notice of resignation is attached as Exhibit 99.1.

Item 8.01	Other Events

Additional Information and Where to Find It

The Company expects to file a proxy statement (the “Proxy Statement”) as well as other relevant materials, with the SEC in connection with the transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated August 26, 2022, among Hill International, Inc., Global Infrastructure Solutions Inc. and Liberty Acquisition Sub Inc. (the “Transactions”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the Transactions. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors/SEC Filings” section of the Company’s website at www.hillintl.com.

Participants in the Solicitation of Proxies in Connection with the Transactions

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests in the Transactions by security holdings or otherwise, will be contained in the Proxy Statement. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Transactions, including the direct and indirect interests of the Company’s directors and executive officers in the Transactions, which may be different than those of the Company’s stockholders generally, by reading the Proxy Statement and any other relevant documents (including any registration statement, prospectus, proxy statement and other relevant materials to be filed with the SEC) that are filed or will be filed with the SEC relating to the Transactions. You may obtain free copies of these documents using the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
99.1	Notice of Resignation of Arnaud Ajdler dated September 25, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
September 28, 2022	Title:	Executive Vice President and Chief Administrative Officer

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